SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

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                       PURSUANT TO SECTION 13 OR 15 (D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 11, 2000


                      INTERNATIONAL BANCSHARES CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


                          Commission File Number 0-9439


                 TEXAS                                 74-2157138
      (State or other Jurisdiction                  (I.R.S. Employer
    of incorporation or organization)               Identification No.)


    1200 SAN BERNARDO, LAREDO, TEXAS                   78040-1359
 (Address of principal executive offices)              (ZIP Code)


       (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE) (956) 722-7611



                                      NONE
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS

      On January 11, 2000, International Bancshares Corporation ("IBC") issued a news release announcing that its board of directors authorized IBC to expand its stock repurchase program. IBC is now authorized to repurchase up to $35 million of its common stock through December 2000, compared to the prior authorization of $22.5 million through June 2000. Stock repurchases may be made from time to time, on the open market through private transactions. Shares repurchased in this program will be held in treasury for reissue for various corporate purposes, including employee stock option plans. The Company currently has approximately $41 million invested in treasury shares, which have accumulated since the inception of the Company.

     IBC is a $5 billion multi-bank holding company headquartered in Laredo, Texas, with over 90 facilities serving 28 communities including Houston, San Antonio, Corpus Christi, McAllen, Brownsville, Zapata and other communities throughout the Rio Grande Valley and the Texas Gulf Coast.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

      c.    Exhibits

            The following exhibit is filed as part of this report:

            (99) News release of International Bancshares Corporation dated January 11, 2000.

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
                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               INTERNATIONAL BANCSHARES CORPORATION
                                (Registrant)


                               By: /s/ DENNIS E. NIXON
                                       DENNIS E. NIXON, President,
                                       and Chief Executive Officer

Date: January 11, 2000


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
                                  EXHIBIT INDEX



EXHIBIT                                              PAGE
NUMBER                    DESCRIPTION               NUMBER

99                News Release of International        5
                  Bancshares Corporation dated
                  January 11, 2000


                                        4